Exhibit 1.01

2025 Conflict Minerals Report

Introduction

Westinghouse Air Brake Technologies Corporation, doing business as Wabtec Corporation (“Wabtec” or the “Company”), prepared this Conflict Minerals Report (“Report”) for the year ending December 31, 2025, as provided for in Rule 13p-1 of the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). Wabtec provides its products and services through two principal business segments, the Freight Segment and the Transit Segment. The Freight Segment primarily manufactures and provides aftermarket parts and services for new locomotives; provides components for new and existing locomotives and freight cars; builds new commuter locomotives; supplies rail control and infrastructure products, including electronics, positive train control equipment, signal design and engineering services; overhauls locomotives; and provides heat exchangers and cooling systems for rail and other industrial markets. The Transit Segment primarily manufactures and services components for new and existing passenger transit vehicles, typically regional trains, high speed trains, subway cars, light-rail vehicles and buses; supplies rail control and infrastructure products, including electronics, signal design and engineering services; and refurbishes passenger transit vehicles.

Wabtec manufactures a wide range of products that contain tin, tantalum, tungsten or gold (“3TG” or “conflict minerals”), but Wabtec does not purchase ore or unrefined 3TG from mines and is generally many steps removed in the supply chain from the mining of these minerals. We purchase materials from a wide network of suppliers and rely on those suppliers to assist with our reasonable country of origin inquiry (“RCOI”) regarding the 3TG that are necessary to the functionality or production of products we manufacture. After performing our RCOI and due diligence for 2023, we are unable to definitively determine whether a portion of the 3TG contained in our products originated from the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) or the 3TG may not be solely from recycled or scrap sources. Therefore, we are submitting this Report describing the due diligence we have performed pursuant to the Conflict Minerals Rule and our related processes and procedures.

This Report includes:

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the design of our due diligence measures;

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the due diligence we performed for 2025, including the steps we took to mitigate the risk that 3TG in our products benefit armed groups;

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the smelters and refiners of 3TG identified as potentially within Wabtec’s supply chain and the countries of origin of ores that are potentially in the supply chains of these smelters and refiners; and

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the steps that we plan to take to ensure continued progress towards eliminating conflict minerals in our supply chain.

Due Diligence

Design of Wabtec’s due diligence measures

Wabtec has adopted Conflict Minerals Guidelines (the “Guidelines”) that lay out the design of our 3TG due diligence process. The Guidelines describe procedures that Wabtec Global Operations and its business units use to perform due diligence on the source and origin of 3TG contained in products we manufacture. Wabtec designed its due diligence measures to be in conformity, in material respects, with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas including, the Supplement on Tin, Tantalum, and Tungsten and the Supplement on Gold (collectively, the “OECD Guidance”).

Description of Wabtec’s due diligence measures for 2025

Wabtec’s 2025 due diligence measures are designed in conformity, in all material respects, with the Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain contained in the OECD Guidance.

Step 1: Establish strong company management systems

A.
Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas

Wabtec’s Responsible Minerals Policy, which is available on Wabtec’s website, outlines our commitment to responsible supply chains and to the avoidance of conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries. Moreover, the Guidelines contain the operative provisions of the Policy, as well as the process for ensuring that risks are adequately managed. Additional Wabtec policies relating to the due diligence measures contained in the OECD Guidance are incorporated into Wabtec’s Supplier Code of Conduct, which is available on Wabtec’s website (for more information, see “Where You Can Find Additional Information” below).

B.
Structure internal management systems to support supply chain due diligence

Internal management system. Wabtec’s internal management system for its supply chain due diligence is coordinated by Wabtec Global Operations, with support from the individual Wabtec business units.

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Wabtec Global Operations. Wabtec’s Sourcing Compliance organization, with cross-functional support from Legal and Sourcing Commodity leaders, has oversight responsibility for Wabtec’s Responsible Minerals Policy, including the establishment of processes and procedures to carry out this policy. The Sourcing Compliance organization also leads Wabtec’s supply chain due diligence efforts and risk management review, with support from the Sourcing Commodity leaders and Wabtec business units. Corporate Sourcing Compliance is responsible for collecting the necessary data from Wabtec subsidiaries, including information on their suppliers and purchase history, for integration into centralized Corporate data management systems. Starting in 2022, Wabtec has worked to gain visibility into the enterprise resource planning (ERP) systems of more business units by introducing and leveraging a new centralized tool. Wabtec continues to utilize this centralized vendor management tool to ensure all in-scope suppliers are included in our due diligence process for Responsible Minerals.

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Wabtec business units. Each Wabtec business unit must cooperate with Sourcing Compliance in providing the necessary data to support Wabtec’s supply chain due diligence efforts. This includes providing Sourcing Compliance with suppliers’ contact and other information via Wabtec’s vendor management tool to enable Wabtec to implement its Responsible Minerals Policy.

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Internal reporting. For 2025, Wabtec used the following 3TG due diligence reporting mechanisms:

o
Reporting to Chief Procurement Officer (CPO). The CPO reviewed Wabtec’s Conflict Minerals program and risk assessment with relevant stakeholders from Sourcing Compliance and Legal to determine the appropriate steps to mitigate supply chain risks.

o
Coordination with Wabtec business units and Sourcing leaders. Sourcing Compliance provides a summary of the 3TG due diligence results and efforts to improve supply chain transparency to the Wabtec Sourcing Leaders for each business unit. Where there is reason to believe that a supplier is not honoring its contractual obligations under the Guidelines, Wabtec Sourcing Leaders work with the supplier to address such concerns. In the event of continued concerns, the Wabtec business unit may take additional measures, up to and including termination of the supplier.

C.
Establish a system of controls and transparency over the 3TG supply chain

Identifying suppliers. Sourcing Compliance identifies and categorizes suppliers as follows:

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Relevant Suppliers, defined as suppliers that provide inputs to Wabtec products that are known or are likely to contain 3TG through a process that is based on an examination of internal records, such as bills of material or other product specifications, a qualitative review of sourcing records, or information provided by the supplier; and

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Significant Suppliers, defined as those Relevant Suppliers that are most significant to Wabtec’s 3TG program, using criteria such as the amount of sourcing spend with the supplier and high-risk commodity groups.

Identifying smelters and refiners in the supply chain. Wabtec Global Operations used its reasonable best efforts to identify smelters and refiners of 3TG by surveying Significant Suppliers using the Conflict Minerals Reporting Template (“CMRT”) and other survey tools developed by the Responsible Minerals Initiative (“RMI”). The survey tools are designed to collect, manage, and archive (for at least five years) supplier information relevant for 3TG due diligence including, among other things, the identity of smelters and refiners of 3TG in the supplier’s supply chain, as well as information related to their 3TG compliance efforts. We apply criteria based on the CMRT to assess the acceptability of survey responses and follow up with Significant Suppliers whose survey responses are identified as potentially incomplete or inaccurate to seek more complete information.

Conducting an RCOI. For upstream due diligence to identify countries of origin and other relevant information about the conflict status of metals produced by the smelters and refiners identified as potentially in Wabtec’s supply chain, Wabtec relies on the information made available through the Responsible Minerals Assurance Process (“RMAP”) administered by RMI. Wabtec relied on this information to identify (1) the status of smelters and refiners potentially in Wabtec’s supply chain; and (2) the countries of origin of ores that are potentially in the supply chains of these smelters and refiners. Where the data showed that ores utilized by one or more of these smelters or refiners originated in one or more of the Covered Countries, Wabtec concluded that there is reason to believe that 3TG from the Covered Countries may be present in the products of the business for which such smelters or refiners were reported as potentially in the supply chain. Due to business confidentiality and other competitive concerns, as recognized by the OECD Guidance, the RMI does not publish detailed information on the specific mine and location of origin of ores that supply the smelters and refiners subject to verification reviews. Consequently, no such information is provided in this Report. RMI’s efforts to determine such information is described on the RMI website (see “Where You Can Find Additional Information” below).

D.
Strengthen company engagement with suppliers

Regular communications. Wabtec communicates its expectations on responsible supply chains of 3TG by transmitting surveys and other communications from the Sourcing leaders of the Wabtec business units to Significant Suppliers and other Relevant Suppliers.

Contractual obligations. Each Wabtec business unit utilizes standard terms and conditions that incorporate by reference Wabtec’s Supplier Code of Conduct, which can be found on Wabtec’s website (see “Where You Can Find Additional Information” below). Suppliers are contractually obligated to (1) adopt policies and establish systems to procure 3TG from sources that have been verified as conflict free; (2) provide supporting data on their 3TG supply chains to Wabtec when requested; and (3) provide Wabtec with audit rights and the right to terminate the contract in the event of material non-compliance.

E.
Establish a company-level grievance mechanism

Open reporting system. Wabtec and its business units have an open reporting system – Speak Up Wabtec! – to allow employees and third parties to report concerns about policy violations, including concerns related to our 3TG policies. Concerns can be reported anonymously or for attribution through several channels, including any cognizant Wabtec Manager, any Compliance Resource (e.g. Wabtec legal counsel or auditor), by using the Speak Up Wabtec! e-tool at https://speakupwabtec.com/, by calling the Wabtec Speak Up Wabtec! Hotline in the US at (888) 273-6085or using the e-tool to find country-specific telephone numbers, or by emailing speakupwabtec@wabtec.com.

No retaliation. Wabtec does not tolerate any form of retaliation against anyone for reporting a concern or actual or potential violation of the law or company policy.

Step 2: Identify and assess supply chain risks

A.
Use best efforts to identify the smelters and refiners in the supply chain

During 2025, using the processes described in Step 1.C above, Wabtec identified 7,215 Relevant Suppliers (up from 4,642 in 2024), including 645 Significant Suppliers (up from 473 in 2024). These year-over-year changes are primarily the result of the continued implementation of Wabtec’s electronic vendor management system for procurement that allows for greater transparency and a better understanding of all suppliers across the company’s supply chain, including high-risk commodity groups. Wabtec continues to include castings suppliers in the scope of 3TG Due Diligence in 2025. Our Significant Suppliers, mostly reporting at a company level, identified 461 smelters and refiners of 3TG that were potentially in their supply chains (as compared to 380 in 2024). See Table A below for a list of these smelters and refiners and a summary of their validation status under the RMAP.

B.
Identify the scope of the risk assessment of the 3TG supply chain

Engaging with suppliers. Wabtec’s 3TG survey asks suppliers to identify smelters or refiners of 3TG in their supply chains. For Significant Suppliers that are identified as either not having a responsible 3TG sourcing policy or not implementing due diligence measures for conflict-free sourcing, we encourage those suppliers to implement such measures. We seek to engage all Significant Suppliers to encourage the smelters and refiners in their supply chains to become validated as Conformant (as defined below) by the RMAP or a similar program.

Wabtec seeks to continuously improve its due diligence efforts to reduce 3TG supply chain risk by encouraging suppliers to source from Conformant smelters and refiners. In 2025, 49% of the smelters and refiners identified by our Significant Suppliers have been verified as Conformant (as compared to 62% in 2024).

C.
Assess whether the suppliers have carried out all elements of due diligence for responsible supply chains of 3TG from conflict-affected and high-risk areas

Wabtec conducts due diligence to determine the degree of its suppliers’ compliance with the contractual obligations laid out in the Guidelines. Measures may include reviewing supplier responses for completeness, accuracy, and credibility, as well as confirming smelter status by checking against the Smelter Look-up tab list of RMI’s CMRT and RMI’s Conformant Smelter list. When Significant Suppliers identify smelters and refiners not listed as Conformant by RMI or a similar program, we attempt to contact the smelter or refiner to validate their responsible 3TG sourcing process.

D.
Where necessary, carry out joint spot checks at the mineral smelter or refiner’s own facilities (including through participation in industry-driven programs)

In accordance with OECD Guidance, including its audit recommendations for downstream companies, Wabtec implements upstream audits by participating in and cooperating with industry organizations. Wabtec is a member of RMI (member code: WABT) and relied on the RMAP to conduct a risk assessment at the upstream level. For each smelter identified within its supply chain, Wabtec assessed the information available from the RMAP to determine whether there were any “red flags” (as defined in OECD Guidance) and, if needed, develop a corrective action plan. We encourage the removal of any high-risk smelters from our supply chain.

Step 3: Design and implement a strategy to respond to identified risks

A.
Report findings to designated senior management

See Step 1.B above for a description of Wabtec’s 3TG due diligence internal reporting processes.

B.
Devise and adopt a risk management plan

Wabtec annually compiles a report of 3TG risks identified in its supply chain for review by Wabtec’s Chief Procurement Officer to determine the appropriate steps to take in mitigating any identified supply chain risks. In 2025, Wabtec continued to focus on reducing risk by (1) engaging Significant Suppliers to encourage the smelters and refiners in their supply chains to become validated as Conformant by the RMAP, (2) encouraging Significant Suppliers who identified high-risk smelters and refiners to remove them from their supply chains, and (3) engaging with non-Conformant smelters and refiners directly to encourage them to participate in the RMAP audit process to become Conformant. A high-risk smelter or refiner is one for which there are credible reports that such smelter or refiner sources materials in a manner that directly or indirectly finances armed conflict.

For Significant Suppliers who identified high-risk smelters and suppliers, Wabtec Global Operations sent such suppliers a letter requesting that: (a) the suppliers confirm whether these smelters or refiners are in fact in their supply chain, and if so, whether such materials are used in Wabtec products; (b) the suppliers encourage these smelters or refiners to participate in the RMAP; and (c) if a smelter or refiner refuses to participate in the RMAP, such suppliers should develop a plan to remove the smelter or refiner from their supply chain.

Step 4: Carry out independent 3rd-party audit of smelters/refiners’ due diligence practices

See Step 2.D above for a discussion of how Wabtec implemented upstream audits by participating in and cooperating with industry organizations like RMI.

Step 5: Report annually on supply chain due diligence

We file this Report annually with the SEC, and a copy is publicly available on our website at: https://ir.wabteccorp.com/static-files/8fd94988-3d8d-4111-a410-65af65580331.

Due diligence results

Wabtec relies on its suppliers to provide information on the origin of 3TG contained in the components and materials supplied to us. These suppliers are similarly reliant upon information provided by their suppliers. In 2025, Wabtec identified 7,215 Relevant Suppliers, including 645 Significant Suppliers. Our Significant Suppliers identified 461 smelters and refiners of 3TG that were potentially in their supply chains. Of these 461 unique facilities identified, 49% were validated as “conformant” under the RMAP as of April 22, 2026. “Conformant” means that a smelter or refiner was audited by the RMI and has been found to be conformant with the RMAP. See Table A below for a list of these smelters and refiners and a summary of their validation status under the RMAP. Based on the information obtained as a result of the due diligence measures described above, we reasonably determined that the minerals processed by the smelters and refiners listed are from the countries listed in Table B.

Since many of the CMRTs we received from suppliers were made on a company-level basis, rather than on a product-level basis, we were not able to identify which smelters or refiners listed in Table A actually processed the 3TG contained in the parts and components supplied to Wabtec, rather than to other customers of our suppliers. Wabtec does not purchase raw ore or unrefined tin, tantalum, tungsten or gold. Wabtec is many steps removed from the mining of the conflict minerals. For this reason, we have been unable to establish chain of custody or identify with confidence the specific facilities used to process the 3TG in our products and/or the country of origin, the mine, or the location of origin of the 3TG in our products. Therefore, the list of processing smelters and refiners disclosed in Table A may identify more facilities than those that actually processed the minerals contained in our products. For example, while several smelters or refiners in Table A are identified as from the Russian Federation, Wabtec does not source directly from Russia. Wabtec maintains a robust, risk-based economic sanctions compliance program that prohibits transactions and direct sourcing from smelters or refiners subject to any economic sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including, but not limited to, smelters and refiners that may be involved with Russian extraction and smelting suppliers. Similarly, the list of countries in Table B may identify more countries of origin than were actually the source of the 3TG in our products.

Continuous improvement

Wabtec intends to continue its efforts in 2026 to improve its supply chain due diligence and to further mitigate the risk that 3TG contained in its products supports armed conflict in Covered Countries by focusing on:

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Identifying and communicating with smelters and refiners in Wabtec’s supply chain, both directly and indirectly through Wabtec’s Significant Suppliers, in order to increase the number of smelters and refiners that participate in the RMAP and become Conformant; and

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Continuing to implement our centralized vendor management system, which allows for coordination with any new supplier to ensure that they understand Wabtec’s responsible sourcing policy and compliance requirements, the requirements of the Conflict Minerals Rule, and the OECD Guidance, while also collecting CMRTs from suppliers before they are initiated into the supply chain. This helps Wabtec more proactively identify, assess, and respond to supply chain risks before they are adopted into the supply chain.

Table A
(as of April 22, 2026)

Summary of Smelters and Refiners
# of Smelters and Refiners Reported in Our Supply Chain

We note the following in connection with the information contained in the foregoing table:
(1) While the smelters and refiners reflected in the table were identified by our Significant Suppliers as potentially being part of our 2025 supply chain, not all of the smelters and refiners may have processed the necessary 3TG contained in the in-scope products that we manufactured. Many Significant Suppliers reported to us at a “company level” the 3TG contained in all of their products, not just those in the products that they sold to us. Some Significant Suppliers also may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our supply chain. Some Significant Suppliers may be unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in the products that we manufactured, and not all of the Significant Suppliers responded to our inquiries.
(2) “Conformant” means that a smelter or refiner was audited by the RMI and has been found to be conformant with the RMAP. The information reflected in the table is based solely on information made available by the RMI to its members, without independent verification by us.
(3) “Active” means that a smelter or refiner is a participant in the RMAP committed to undergoing an assessment and has scheduled an assessment date, or is participating in one of the cross-recognized certification programs.
(4) “On Smelter Look-up” means that a smelter or refiner is listed on the Smelter Look-up tab list of the CMRT, but is not listed as “Conformant” or “Active.” The RMI website notes that the operational impacts of COVID-19 have led to postponements of some RMAP assessments. The RMI website also notes that, due to the eligibility criteria for an RMAP assessment, smelters and refiners are sometimes removed from the Conformant list because they are no longer operational and not because they are non-conformant to the standard.
(5) The information reflected in the table is based solely on information made available by the RMI to its members, without independent verification by us.

Status of Identified Smelters and Refiners for 2025

Metal	Smelter Look-Up	Smelter Country	Status
Gold	SOLEIL METALS (Chala One Plant)	Peru	Active
Gold	SOLEIL METALS (YAKARI Plant)	Peru	Active
Gold	Abington Reldan Metals, LLC	United States	Conformant
Gold	Advanced Chemical Company	United States	Conformant

Gold	Agosi AG	Germany	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	ASAHI METALFINE, Inc.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Aurubis AG, Hamburg	Germany	Conformant
Gold	Bangalore Refinery	India	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden Mineral AB (Ronnskar)	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Conformant
Gold	Coimpa Industrial LTDA	Brazil	Conformant
Gold	Dowa	Japan	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	Elite Industech Co., Ltd.	Taiwan	Conformant
Gold	GG Refinery Ltd.	Tanzania	Conformant
Gold	Glencore Canada Corporation - CCR Refinery	Canada	Conformant
Gold	Gold by Gold Colombia	Colombia	Conformant
Gold	Gold Corporation - The Perth Mint	Australia	Conformant
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	Hong Kong	Conformant
Gold	Impala Platinum - Base Metal Refinery (BMR)	South Africa	Conformant
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	Conformant
Gold	Impala Platinum - Rustenburg Smelter	South Africa	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	JX Advanced Metals Corporation	Japan	Conformant
Gold	Kazzinc Ltd	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Materion	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant

Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MKS PAMP SA	Switzerland	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAFINA A.S.	Czech Republic	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	China	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Smelter not listed	FINLAND	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant

Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States	Conformant
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	China	Conformant
Gold	8853 S.p.A.	Italy	Non Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Non Conformant
Gold	Alexy Metals	United States	Non Conformant
Gold	AU Traders and Refiners	South Africa	Non Conformant
Gold	Augmont Enterprises Private Limited	India	Non Conformant
Gold	Cendres + Metaux S.A.	Switzerland	Non Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	Non Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	Non Conformant
Gold	KP Sanghvi International Pvt Ltd	India	Non Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Non Conformant
Gold	L'Orfebre S.A.	Andorra	Non Conformant
Gold	Marsam Metals	Brazil	Non Conformant
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	Peru	Non Conformant
Gold	Modeltech Sdn Bhd	Malaysia	Non Conformant
Gold	SAAMP	France	Non Conformant
Gold	Safimet S.p.A	Italy	Non Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Non Conformant
Gold	Singway Technology Co., Ltd.	Taiwan	Non Conformant
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India	Non Conformant

Gold	Torecom	KOREA, REPUBLIC OF	Non Conformant
Gold	Umicore Precious Metals Thailand	Thailand	Non Conformant
Gold	WEEEREFINING	France	Non Conformant
Gold	ABC Refinery Pty Ltd.	Australia	On Smelter Look-up
Gold	African Gold Refinery	Uganda	On Smelter Look-up
Gold	Al Ghaith Gold	United Arab Emirates	On Smelter Look-up
Gold	Albino Mountinho Lda.	Portugal	On Smelter Look-up
Gold	ARY Aurum Plus	United Arab Emirates	On Smelter Look-up
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	On Smelter Look-up
Gold	Atlantic Copper, S.L.U.	Spain	On Smelter Look-up
Gold	Attero Recycling Pvt Ltd	India	On Smelter Look-up
Gold	Caridad	Mexico	On Smelter Look-up
Gold	CGR Metalloys Pvt Ltd.	India	On Smelter Look-up
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	On Smelter Look-up
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	On Smelter Look-up
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	On Smelter Look-up
Gold	Dongwu Gold Group	China	On Smelter Look-up
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	On Smelter Look-up
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	On Smelter Look-up
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	On Smelter Look-up
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	On Smelter Look-up
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	On Smelter Look-up
Gold	Fujairah Gold FZC	United Arab Emirates	On Smelter Look-up
Gold	Gasabo Gold Refinery Ltd	Rwanda	On Smelter Look-up
Gold	Gold Coast Refinery	Ghana	On Smelter Look-up
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	On Smelter Look-up
Gold	Guangdong Hua Jian Trade Co., Ltd.	China	On Smelter Look-up

Gold	Guangdong Jinding Gold Limited	China	On Smelter Look-up
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	On Smelter Look-up
Gold	Hang Seng Technology	China	On Smelter Look-up
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	On Smelter Look-up
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China	On Smelter Look-up
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil	On Smelter Look-up
Gold	Hunan Chenzhou Mining Co., Ltd.	China	On Smelter Look-up
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	On Smelter Look-up
Gold	Hung Cheong Metal Manufacturing Limited	China	On Smelter Look-up
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	On Smelter Look-up
Gold	International Precious Metal Refiners	United Arab Emirates	On Smelter Look-up
Gold	JALAN & Company	India	On Smelter Look-up
Gold	Jinlong Copper Co., Ltd.	China	On Smelter Look-up
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	On Smelter Look-up
Gold	JSC Novosibirsk Refinery	Russian Federation	On Smelter Look-up
Gold	JSC Uralelectromed	Russian Federation	On Smelter Look-up
Gold	K.A. Rasmussen	Norway	On Smelter Look-up
Gold	Kazakhmys Smelting LLC	Kazakhstan	On Smelter Look-up
Gold	Kundan Care Products Ltd.	India	On Smelter Look-up
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	On Smelter Look-up
Gold	L'azurde Company For Jewelry	Saudi Arabia	On Smelter Look-up
Gold	Lingbao Gold Co., Ltd.	China	On Smelter Look-up
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	On Smelter Look-up
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	On Smelter Look-up
Gold	MD Overseas	India	On Smelter Look-up
Gold	Metallix Refining Inc.	United States	On Smelter Look-up

Gold	Morris and Watson	New Zealand	On Smelter Look-up
Gold	Moscow Special Alloys Processing Plant	Russian Federation	On Smelter Look-up
Gold	Naoshima Smelter & Refinery	Japan	On Smelter Look-up
Gold	NOBLE METAL SERVICES	United States	On Smelter Look-up
Gold	Nyrstar	United States	On Smelter Look-up
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	On Smelter Look-up
Gold	Pease & Curren	United States	On Smelter Look-up
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	On Smelter Look-up
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	On Smelter Look-up
Gold	QG Refining, LLC	United States	On Smelter Look-up
Gold	Refinery of Seemine Gold Co., Ltd.	China	On Smelter Look-up
Gold	Sabin Metal Corp.	United States	On Smelter Look-up
Gold	SAM Precious Metals FZ-LLC	United Arab Emirates	On Smelter Look-up
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	On Smelter Look-up
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China	On Smelter Look-up
Gold	Shandong Hengbang Smelter Co., Ltd.	China	On Smelter Look-up
Gold	Shandong Humon Smelting Co., Ltd.	China	On Smelter Look-up
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	On Smelter Look-up
Gold	Shandong Yanggu Xiangguang Co., Ltd.	China	On Smelter Look-up
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	On Smelter Look-up
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China	On Smelter Look-up
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	On Smelter Look-up
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	On Smelter Look-up
Gold	Shirpur Gold Refinery Ltd.	India	On Smelter Look-up
Gold	Sino-Platinum Metals Co., Ltd.	China	On Smelter Look-up
Gold	Smelter not listed	CHINA	On Smelter Look-up

Gold	Smelter not listed	TAIWAN, PROVINCE OF CHINA	On Smelter Look-up
Gold	Smelter not listed	TAIWAN, PROVINCE OF CHINA	On Smelter Look-up
Gold	Smelter not listed	UNKNOWN	On Smelter Look-up
Gold	Smelter not listed	UNKNOWN	On Smelter Look-up
Gold	Smelter not listed	UNKNOWN	On Smelter Look-up
Gold	Smelter not listed	UNKNOWN	On Smelter Look-up
Gold	Smelter not listed	UNKNOWN	On Smelter Look-up
Gold	Smelter not listed	Unknown	On Smelter Look-up
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	On Smelter Look-up
Gold	Sovereign Metals	India	On Smelter Look-up
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	On Smelter Look-up
Gold	Super Dragon Technology Co., Ltd.	Taiwan	On Smelter Look-up
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	China	On Smelter Look-up
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China	On Smelter Look-up
Gold	Wuzhong Group	China	On Smelter Look-up
Gold	Yunnan Copper Southwest Copper Branch	China	On Smelter Look-up
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	China	On Smelter Look-up
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China	On Smelter Look-up
Gold	Zhongkuang Gold Industry Co., Ltd.	China	On Smelter Look-up
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China	On Smelter Look-up
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	China	On Smelter Look-up
Gold	Zhuhai toxic materials Monopoly Ltd.	China	On Smelter Look-up
Gold	Zhuzhou Smelting Group Co., Ltd	China	On Smelter Look-up
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	China	Active
Tantalum	AMG Brasil	Brazil	Conformant
Tantalum	Avon Specialty Metals Ltd.	U.K.	Conformant

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET de Mexico	Mexico	Conformant
Tantalum	Materion Newton Inc.	United States	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Kinzoku Company, Limited	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet OU	Estonia	Conformant
Tantalum	PowerX Ltd.	Rwanda	Conformant
Tantalum	QuantumClean	United States	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	RFH Recycling Metals Co., Ltd.	China	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant

Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	Telex Metals	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	China	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	China	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Plansee SE Reutte	Austria	Non Conformant
Tantalum	STEREON Metals Hermsdorf GmbH	Germany	Non Conformant
Tantalum	ULVAC Inc.	Japan	Non Conformant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	Non Conformant
Tantalum	5D Production OU	Estonia	On Smelter Look-up
Tantalum	ANHUI HERRMAN IMPEX CO.	China	On Smelter Look-up
Tantalum	Exotech Inc.	United States	On Smelter Look-up
Tantalum	Global Advanced Metals	United States	On Smelter Look-up
Tantalum	KEMET Corp.	United States	On Smelter Look-up
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	China	On Smelter Look-up
Tantalum	Smelter not listed	Unknown	On Smelter Look-up
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	On Smelter Look-up
Tin	Conecsus LLC	United States	Active
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Active
Tin	Jiangxi New Nanshan Technology Ltd.	China	Active
Tin	PT Artha Cipta Langgeng	Indonesia	Active
Tin	Alpha Assembly Solutions Inc	United States	Conformant
Tin	Aurubis Beerse	Belgium	Conformant
Tin	Aurubis Berango	Spain	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	CRM Synergies EMEA, S.L.U.	Spain	Conformant
Tin	CV Ayi Jaya	Indonesia	Conformant
Tin	Dongguan Best Alloys Co., Ltd.	China	Conformant
Tin	Dowa	Japan	Conformant
Tin	Empresa Metallurgica Vinto	Bolivia	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant
Tin	Feinhutte Halsbrucke GmbH	Germany	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	Conformant
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	China	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	Conformant
Tin	Metallic Resources, Inc.	United States	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Mining Minerals Resources SARL	Democratic Republic of the Congo	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia	Conformant
Tin	P Kay Metal, Inc	United States	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Bangka Prima Tin	Indonesia	Conformant

Tin	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant
Tin	PT Premium Tin Indonesia	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Conformant
Tin	PT Rajehan Ariq	Indonesia	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Soft Metais Ltda.	Brazil	Conformant
Tin	Super Ligas	Brazil	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Conformant
Tin	Tin Technology & Refining	United States	Conformant
Tin	TRATHO Metal Quimica	Brazil	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Woodcross Smelting Company Limited	Uganda	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Non Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Non Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Non Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Non Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Non Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	Non Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	Non Conformant

Tin	Modeltech Sdn Bhd	Malaysia	Non Conformant
Tin	Precious Minerals and Smelting Limited	India	Non Conformant
Tin	PT Masbro Alam Stania	Indonesia	Non Conformant
Tin	Rian Resources SDN. BHD.	Malaysia	Non Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Non Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	On Smelter Look-up
Tin	Chofu Works	China	On Smelter Look-up
Tin	Dingnan Jiawang environmental Tin technology Co.	China	On Smelter Look-up
Tin	Dongguan City Xida Soldering Tin Products Co.	China	On Smelter Look-up
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	On Smelter Look-up
Tin	Gejiu Yunxi Group Corp.	China	On Smelter Look-up
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	China	On Smelter Look-up
Tin	Guangxi Nonferrous Metals Group	China	On Smelter Look-up
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China	On Smelter Look-up
Tin	Hezhou Jinwei Tin Co., Ltd.	China	On Smelter Look-up
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China	On Smelter Look-up
Tin	Jean Goldschmidt International (JGI Hydrometal)	Belgium	On Smelter Look-up
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	China	On Smelter Look-up
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	China	On Smelter Look-up
Tin	LIAN JING	China	On Smelter Look-up
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	On Smelter Look-up
Tin	Ma An Shan Shu Guang Smelter Corp.	China	On Smelter Look-up
Tin	Materials Eco-Refining Co., Ltd.	Japan	On Smelter Look-up
Tin	Metahub Industries Sdn. Bhd.	Malaysia	On Smelter Look-up
Tin	Metallum Group Holding NV	Belgium	On Smelter Look-up
Tin	Minchali Metal Industry Co., Ltd.	Taiwan	On Smelter Look-up
Tin	Ming Li Jia smelt Metal Factory	China	On Smelter Look-up
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	On Smelter Look-up

Tin	Novosibirsk Tin Combine	Russian Federation	On Smelter Look-up
Tin	PT Aries Kencana Sejahtera	Indonesia	On Smelter Look-up
Tin	PT Timah Tbk	Indonesia	On Smelter Look-up
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	On Smelter Look-up
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China	On Smelter Look-up
Tin	Shangrao Xuri Smelting Factory	China	On Smelter Look-up
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China	On Smelter Look-up
Tin	Sichuan Guanghan Jiangnan casting smelters	China	On Smelter Look-up
Tin	Sigma Tin Alloy Co., Ltd.	China	On Smelter Look-up
Tin	Smelter not listed	CHINA	On Smelter Look-up
Tin	Smelter not listed	CHINA	On Smelter Look-up
Tin	Smelter not listed	CHINA	On Smelter Look-up
Tin	Smelter not listed	Japan	On Smelter Look-up
Tin	Smelter not listed	TAIWAN, PROVINCE OF CHINA	On Smelter Look-up
Tin	Smelter not listed	UNKNOWN	On Smelter Look-up
Tin	Smelter not listed	Unknown	On Smelter Look-up
Tin	Smelter not listed	UNKNOWN	On Smelter Look-up
Tin	Suzhou Nuonengda Chemical Co., Ltd.	China	On Smelter Look-up
Tin	TIN PLATING GEJIU	China	On Smelter Look-up
Tin	Top-Team Technology (Shenzhen) Ltd.	China	On Smelter Look-up
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	On Smelter Look-up
Tin	VQB Mineral and Trading Group JSC	Viet Nam	On Smelter Look-up
Tin	WUJIANG CITY LUXE TIN FACTORY	China	On Smelter Look-up
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China	On Smelter Look-up
Tin	XURI	China	On Smelter Look-up
Tin	Yifeng Tin	China	On Smelter Look-up
Tin	Yuecheng Tin Co., Ltd.	China	On Smelter Look-up
Tin	Yunnan Chengo Electric Smelting Plant	China	On Smelter Look-up

Tin	Yunnan Copper Zinc Industry Co., Ltd.	China	On Smelter Look-up
Tin	Yunnan Industrial Co., Ltd.	China	On Smelter Look-up
Tin	Yunnan Malipo Baiyi Kuangye Co.	China	On Smelter Look-up
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Active
Tungsten	Uzbekistan Technological Metallurgical Complex JSC	Uzbekistan	Active
Tungsten	A.L.M.T. Corp.	Japan	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Conformant
Tungsten	Avon Specialty Metals Ltd.	U.K.	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	Cronimet Brasil Ltda	Brazil	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders LLC	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	China	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan	Conformant
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Viet Nam	Conformant
Tungsten	Kennametal Fallon	United States	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant
Tungsten	Lianyou Resources Co., Ltd.	Taiwan	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant

Tungsten	Masan High-Tech Materials	Viet Nam	Conformant
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	Conformant
Tungsten	S.P.T. spol.s r.o.	Czech Republic	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Non Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	Non Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	China	Non Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Non Conformant
Tungsten	Philippine Carreytech Metal Corp.	Philippines	Non Conformant
Tungsten	Plansee Composite Materials GmbH	Germany	Non Conformant
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam	Non Conformant
Tungsten	Unecha Refractory metals plant	Russian Federation	Non Conformant
Tungsten	Artek LLC	Russian Federation	On Smelter Look-up
Tungsten	China Minmetals Non-ferrous Metals Holding Co., Ltd.	China	On Smelter Look-up
Tungsten	China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	China	On Smelter Look-up
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	On Smelter Look-up
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	China	On Smelter Look-up
Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	China	On Smelter Look-up
Tungsten	Geo Enterprise	Georgia	On Smelter Look-up
Tungsten	Hydrometallurg, JSC	Russian Federation	On Smelter Look-up

Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	On Smelter Look-up
Tungsten	Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd.	China	On Smelter Look-up
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	On Smelter Look-up
Tungsten	Moliren Ltd.	Russian Federation	On Smelter Look-up
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	On Smelter Look-up
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	On Smelter Look-up
Tungsten	OOO “Technolom” 1	Russian Federation	On Smelter Look-up
Tungsten	OOO “Technolom” 2	Russian Federation	On Smelter Look-up
Tungsten	Tungsten Diversified Industries LLC	United States	On Smelter Look-up
Tungsten	WOLFRAM Company CJSC	Russian Federation	On Smelter Look-up
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	On Smelter Look-up
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China	On Smelter Look-up
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	China	On Smelter Look-up

Table B
(as of April 22, 2026)

Reasonable Country of Origin Inquiry

The list of countries of origin for Conflict Minerals processed by the smelters and refiners includes, but is not limited to, the following:

Gold	Tantalum	Tin	Tungsten
Andorra	Austria	Australia	Austria
Australia	Brazil	Belgium	Brazil
Austria	China	Bolivia	China
Belgium	Estonia	Brazil	Czech Republic
Brazil	Germany	China	Georgia
Canada	India	Democratic Republic of the Congo	Germany
Chile	Japan	Germany	Japan
China	Kazakhstan	India	Korea, Republic of
Colombia	Mexico	Indonesia	Philippines
Czech Republic	Russian Federation	Japan	Russian Federation
Finland	Rwanda	Malaysia	Taiwan
France	Thailand	Peru	U.K.
Germany	U.K.	Philippines	United States
Ghana	United States	Poland	Uzbekistan
Hong Kong		Russian Federation	Viet Nam
India		Rwanda
Indonesia		Spain
Italy		Taiwan
Japan		Taiwan, Province of China
Kazakhstan		Thailand
Korea, Republic of		Uganda
Kyrgyzstan		United States
Lithuania		Viet Nam
Malaysia
Mexico
Netherlands
New Zealand
Norway
Peru
Philippines
Poland
Portugal
Russian Federation
Rwanda
Saudi Arabia

Singapore
South Africa
Spain
Sweden
Switzerland
Taiwan
Taiwan, Province of China
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United States
Uzbekistan
Zimbabwe

Helpful Resources

Acronyms Used in This Report

3TG	Tin, Tantalum, Tungsten or Gold
CMRT	Conflict Minerals Reporting Template
DRC	Democratic Republic of the Congo
OECD	Organization for Economic Cooperation and Development
OFAC	Office of Foreign Assets Control
RCOI	Reasonable Country of Origin Inquiry
RMAP	Responsible Minerals Assurance Process (formerly the Conflict-Free Smelter Program)
RMI	Responsible Minerals Initiative (formerly the Conflict-Free Sourcing Initiative)
SEC	U.S. Securities and Exchange Commission

Forward-Looking Statements

This Report contains "forward-looking statements" – that is, statements based on our current expectations and projections about future events. These forward-looking statements are subject to various risks, uncertainties, and assumptions. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see our annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update any statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Where You Can Find Additional Information*

Wabtec Responsible Minerals Policy
https://ir.wabteccorp.com/static-files/eb2e79c0-1128-4ffd-9d1f-3425302bdc54?inline

Wabtec Supplier Code of Conduct
https://ir.wabteccorp.com/static-files/bb0dbc43-6373-4810-8ac1-1f39b8ca8ae3

Wabtec Code of Business Conduct and Ethics
https://ir.wabteccorp.com/static-files/fe76c10c-8311-4f5d-94d6-4ae16fbe98ff

Responsible Minerals Initiative
http://www.responsiblemineralsinitiative.org

OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas
www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf

Wabtec’s 2025 Annual Report on Form 10-K
https://ir.wabteccorp.com/static-files/89010578-581f-4ec7-ba92-f18b7bc1213b

*These web links are provided for convenience only, and the content on the referenced websites does not constitute a part of this Report.

Wabtec and the Wabtec logo are trademarks and service marks of Wabtec Corporation. Other marks used throughout are trademarks and service marks of their respective owners.